November 15, 2012



Securities and Exchange Commission
Washington, D.C. 20549


Ladies and Gentlemen:

We were previously principal accountants for the Federated Floating Rate
Strategic Income Fund (the
Fund), a portfolio of Federated Income
Securities Trust, and, under the date
of May 24, 2012, we
reported on the statement of assets and
liabilities, including the portfolio
of investments, of the Fund
as of March 31, 2012, and the related
statement of operations for the
year then ended, and the
statement of changes in net assets and
the financial highlights for each
of the years or periods in the
two-year period then ended.  On
August 17, 2012, we resigned.
We have read the statements made by
the Fund which we understand will be
filed with the Commission pursuant
to Item 77K of Form N-
SAR dated November 27, 2012, and we
agree with such statements,
except that we are not in a
position to agree or disagree with the
Fund's statement that
Ernst & Young LLP was not engaged
regarding the application of accounting
principles to a specified
transaction or the type of audit
opinion that might be rendered
on the Fund's financial statements.

Very truly yours,

/s/ KPMG LLP

Sample Company
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